Exhibit 99.2

2016 Fourth Quarter Financial Supplement Analytics. Insight. Value. As of December 31, 2016

Cotiviti Holdings, Inc. 2016 Revenue by Segment 2016 2015 Change 2016 2015 Change Healthcare $ 86,161 $ 72,470 19% $ 310,496 $ 251,288 24% 59,859 54,564 10% 229,491 201,899 14% 2,378 3,327 -29% 12,054 13,857 -13% Total Healthcare 148,398 130,361 14% 552,041 467,044 18% Global Retail and Other 18,926 20,514 -8% 70,656 72,060 -2% Other 588 588 0% 2,465 2,239 10% Total Global Retail and Other 19,514 21,102 -8% 73,121 74,299 -2% $167,912 $151,463 11% $625,162 $541,343 15% Consolidated Net Revenue Three Months Ended December 31, Year Ended December 31, ($ in thousands) Retrospective claims accuracy Prospective claims accuracy Transaction services Retrospective claims accuracy (unaudited)

Cotiviti Holdings, Inc.
2016 Consolidated Statement of Operations

($ in thousands)	Three Months Ended December 31, 2016	2015	Change	Year Ended December 31, 2016	2015	Change
	(unaudited)					
Net revenue	$ 167,912	$ 151,463	11%	$ 625,162	$ 541,343	15%
Cost of revenue	67,174	57,060	18%	251,768	204,617	23%
Selling, general and administrative expenses	37,750	39,736	-5%	156,684	136,745	15%
Depreciation and amortization of property and equipment	5,287	3,425	54%	20,151	12,695	59%
Amortization of intangible assets	15,200	15,211	-	60,818	61,467	-1%
Transaction-related expenses	879	1,115	-21%	1,788	1,469	22%
Impairment of intangible assets	-	-	-	-	27,826	-100%
Total Operating Expenses	126,290	116,547	8%	491,209	444,819	10%
Operating income	41,622	34,916	19%	133,953	96,524	39%
Other expense (income)	8,140	15,264	-47%	64,131	68,819	-7%
Income tax expense	8,190	10,469	-22%	20,970	14,401	46%
Gain on discontinued operations, net of tax	-	-	-	-	559	-100%
Net Income	**$ 25,292**	**$ 9,183**	**175%**	**$ 48,852**	**$ 13,863**	**252%**
Earnings per share:						
Basic	$ 0.28	$ 0.12		$ 0.57	$ 0.18	
Diluted	0.27	0.12		0.55	0.18	
Effective Tax Rate	24.5%	53.3%		30.0%	52.0%	
Stock-based Compensation (included within the lines shown above)						
Cost of revenue	$ 288	$ 379	-24%	$ 5,026	$ 963	NM
Selling, general and administrative expenses	1,122	1,396	-20%	17,928	2,436	NM
Total Stock-Based Compensation	**$ 1,410**	**$ 1,775**	**-21%**	**$ 22,954**	**$ 3,399**	**NM**

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Cotiviti Holdings, Inc.
2016 Adjusted EBITDA (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended December 31, 2016	2015	Change	Year Ended December 31, 2016	2015	Change
Net Income	**$ 25,292**	**$ 9,183**	**175%**	**$ 48,852**	**$ 13,863**	**252%**
Adjustments to net income:						
Depreciation and amortization	20,487	18,636	10%	80,969	74,162	9%
Impairment of intangible assets[(1)]	-	-	-	-	27,826	-100%
Interest expense	8,308	15,706	-47%	48,653	65,561	-26%
Other non-operating (income) expense[(2)]	(168)	(442)	-62%	(939)	(826)	14%
Income tax expense	8,190	10,469	-22%	20,970	14,401	46%
Gain on discontinued operations, net of tax[(3)]	-	-	-	-	(559)	-100%
Transaction-related expenses and other[(4)]	879	1,115	-21%	1,788	1,469	22%
Stock-based compensation[(5)]	1,410	1,775	-21%	22,954	3,399	575%
Loss on extinguishment of debt[(6)]	-	-	-	16,417	4,084	302%
Adjusted EBITDA	**$ 64,398**	**$ 56,442**	**14%**	**$ 239,664**	**$ 203,380**	**18%**
% of revenue	*38.4%*	*37.3%*		*38.3%*	*37.6%*	

(1) Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our trademarks.

(2) Represents other non-operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.

(3) Represents payment on a $900 note receivable ($559 net of taxes) related to a business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.

(4) Represents transaction-related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and other offering costs as well as certain corporate development activity.

(5) Represents expense related to stock-based compensation awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the year ended December 31, 2016, performance awards vested resulting in stock compensation expense of $15,898.

(6) Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long-term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.

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Cotiviti

Cotiviti Holdings, Inc.
2016 Adjusted Net Income (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended December 31, 2016	2015	Change	Year Ended December 31, 2016	2015	Change
Net Income	**$ 25,292**	**$ 9,183**	**175%**	**$ 48,852**	**$ 13,863**	**252%**
Adjustments to net income:						
Amortization of Acquired Intangible Assets - Non Tax Deductible	10,401	10,402	NM	41,607	42,187	-1%
Amortization of Acquired Intangible Assets - Tax Deductible	4,799	4,809	NM	19,211	19,280	NM
Impairment of intangible assets(1)	-	-	-	-	27,826	-100%
Loss on extinguishment of debt(2)	-	-	-	16,417	4,084	302%
Transaction-related expenses and other(3)	879	1,115	-21%	1,788	1,469	22%
Stock-based compensation(4)	1,410	1,775	-21%	22,954	3,399	575%
Gain on discontinued operations(5)	-	-	-	-	(900)	-100%
Tax effect of above adjustments(6)	(1,624)	(2,634)	-38%	(22,573)	(18,465)	22%
Tax benefit related to stock option exercises	(4,000)	-	NM	(4,000)	-	NM
Adjusted Net Income	**$ 37,157**	**$ 24,650**	**51%**	**$ 124,256**	**$ 92,743**	**34%**
Weighted average shares of common stock - Diluted (000s)	94,071	77,733		88,578	77,641	
Adjusted Net Income per Diluted Share	$ 0.39	$ 0.32		$ 1.40	$ 1.19	

(1) *Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our trademarks.*

(2) *Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long-term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.*

(3) *Represents transaction-related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and other offering costs as well as certain corporate development activity.*

(4) *Represents expense related to stock-based compensation awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the year ended December 31, 2016, performance awards vested resulting in stock compensation expense of $15,898 million.*

(5) *Represents payment on a $900 note receivable ($559 net of taxes) related to a business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.*

(6) *This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, a portion of impairment of intangible assets, loss on extinguishment of debt, a portion of transaction-related expenses and other, stock-based compensation and gain on discontinued operations. The tax rate assumed is 38% and 40% for the years ended December 31, 2016 and 2015, respectively. The assumed tax rate decreased during the three months ended December 31, 2016 resulting in a lower tax effect for that period.*

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Cotiviti

(unaudited, $ in millions) Low High Net Income $89 $95 Adjustments to net income (1) 177 177 Adjusted EBITDA $266 $272 Cotiviti Holdings, Inc. 2017 Adjusted EBITDA Guidance (Non-GAAP) Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, income tax expense and stock-based compensation. A 38% tax rate is assumed to approximate the Company's effective tax rate.

Cotiviti Holdings, Inc. Consolidated Balance Sheet Data

($ in thousands) December 31, 2016 December 31, 2015

Cash and cash equivalents $ 110,635 $ 149,365 Total assets2,002,263 2,114,088 Total long-term debt(1) 780,202 1,034,070 Total liabilities 1,062,927 1,326,492 Total stockholders’ equity 939,336 787,596 Net debt leverage 2.9x 4.5x Working capital 31,037 90,968 (1) Includes the current portion of our long-term debt and is net of debt issuance costs.7

Cotiviti Holdings, Inc. Cash Flow Data ($ in thousands) Year Ended December 31, 2016 2015 Operating Cash Flow $ 189,171 $ 63,154 Capex 35,213 22,982 Free Cash Flow $ 153,958 $ 40,172

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